UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - DECEMBER 12, 2005

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-22573	65-0774638
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Caster Avenue
Woodbridge, Ontario, Canada L4L 5Y9
(Address of principal executive offices)

(905) 264-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Execution of Settlement Agreement

On December 12, 2005, we entered into a settlement agreement (the “Agreement”) with Mega-C Power Corporation (“Mega-C”), represented by its duly appointed and acting Chapter 11 Trustee William M. Noall (“Noall”) and the Trust for the Benefit of the Shareholders of Mega-C Power Corporation (the “Mega-C Trust”) represented by its duly appointed and acting trustee Sally A. Fonner (“Fonner”). Noall subsequently submitted the Agreement to the U.S. Bankruptcy Court for the District of Nevada (the “Court”) for approval pursuant to Federal Rule of Bankruptcy Procedure 9019.

Additional signatories to the Agreement include: (a) Mega-C’s subsidiary, Mega-C Power Corporation; (b) our subsidiaries Axion Power Corporation (“Axion (Ontario)”) and C and T Co. Inc. (“C&T”); (c) Fonner, in both her capacity as Mega-C’s sole officer and director of Mega-C and as trustee of the Mega-C Trust; (d) certain former stockholders of Axion (Ontario) and Mega-C including Robert Averill, Joe Piccirilli, The Canadian Consultants Bureau Inc., James Smith, James Eagan, Tom Granville, Joe Souccar, HAP Investments, LLC, Paul Bancroft, Glenn Patterson, Igor Filipenko, Ron Bibace, Kirk Tierney, Infinity Group, LLC, James Keim and Turitella Corporation; and (e) certain former stockholders of C&T including, Yuri Volkovich, Pavel Shmatko, Albert Shtemberg, Edward Shtemberg, C&T Co., Inc. in Trust, Oksana Fylypenko, Andriy Malitskiy, Valeri Shtemberg, Yuri Shtemberg, Victor Eshkenazi, Miraslav E. Royz, and Rimma Shtemberg.

Introduction

Mega-C is a prior licensee of limited rights to our e3 Supercell technology. In February 2003, the Ontario Securities Commission commenced an inquiry into Mega-C’s stock sales that effectively terminated Mega-C’s ability to finance its ongoing operations. Axion (Ontario) was organized in September 2003 for the purpose of acquiring the e3 Supercell technology from the owner of the patents and continuing the research and development work required for the commercialization of the e3 Supercell technology.

We acquired Axion (Ontario) in December 2003 in a business combination that was structured as a reverse takeover. In connection with the reverse takeover, the shareholders of Axion (Ontario) agreed that 7,327,500 shares of our stock would be deposited in the Mega-C Trust pending the resolution of pending and threatened lawsuits among Mega-C and its directors, officers, principal shareholders and promoters. We contributed an additional 500,000 shares to the Mega-C Trust in the first quarter of 2005. The stated purpose of the Mega-C Trust was to preserve the potential equitable interests of Mega-C’s shareholders in the e3 Supercell technology while insulating our company from litigation risks associated with the prior business of Mega-C and the activities of its promoters.

Under the terms of the Agreement, all pending and potential disputes between the parties will be resolved and the Mega-C Trust will:

•	sell up to 1,000,000 shares to provide cash to pay the administrative expenses of Mega-C’s Chapter 11 case and allowed creditor claims;

•	sell up to 627,500 shares to pay the accumulated and anticipated expenses of the Mega-C Trust through the effective date of the plan;

•	retain 4,700,000 shares for the benefit of:

•	holders of disputed creditor claims against Mega-C;

•	holders of allowed equity interests in Mega-C; and

•	holders of disputed equity interests in Mega-C; and

•	surrender at least 1,500,000 to us for cancellation;

After giving pro forma effect to the conversion rights of holders of our senior preferred stock (including dividends accrued through December 1, 2005), we had 18,047,092 common equivalent shares outstanding on December 1, 2005. In connection with the Agreement, 1,500,000 shares will be surrendered to us for cancellation. This represents an 8.3% decrease in the number of common equivalent shares outstanding and a corresponding increase in the percentage ownership of each common equivalent share.

Conditions Precedent to Effectiveness

The Agreement is contingent on and subject to Court approval of (a) the Agreement under Federal Rule of Bankruptcy Procedure 9019, (b) a Disclosure Statement and Chapter 11 Plan of Reorganization for Mega-C (the “Plan”) under Section 1125 of the Bankruptcy Code. It is also subject to acceptance of the Plan under Section 1126 of the Bankruptcy Code; confirmation of the Plan under Section 1129 of the Bankruptcy Code; and effectiveness of the Plan on the tenth day following confirmation.

Noall has filed a motion with the Court seeking approval of the Agreement. A hearing is presently scheduled for January 5, 2006. If the Agreement is approved by the Court, we intend to join Noall as a co-proponent of a Plan that provides (a) for full payment of all unclassified claims, administrative claims, professional fees and administrative expenses, (b) that all allowed claims of Mega-C’s creditors will be unimpaired and paid in full, and (c) that all allowed claims of Mega-C’s shareholders will be unimpaired. The Agreement specifies that the proposed plan will be filed with the Bankruptcy Court on or before January 17, 2006.

Two groups that we believe are directly or indirectly controlled by Mega-C’s former directors, officers and promoters have filed substantial undocumented claims and vigorously contested a variety of issues in the Mega-C Bankruptcy. Since any party in interest can object to the Agreement, the disclosure statement and the proposed plan, or otherwise seek to delay, impede or prevent acceptance or confirmation of the proposed plan, there is no assurance that these groups will not object to the Agreement, that the Court will approve the Agreement, or that the Court will ultimately approve and confirm the disclosure statement and proposed plan. We are unable to predict whether other parties in interest will object to the Agreement, the disclosure statement or the proposed plan, or whether the Court will find any objections that are raised meritorious.

Cases Subject to Agreement

The Agreement specifically relates to and resolves two causes of action pending before the Court that will be dismissed with prejudice on the effective date of an approved plan:

•	William M. Noall, as Chapter 11 Trustee of Mega-C Power Corporation v. Sally Fonner, Trustee of Trust For the Benefit of the Shareholders of Mega-C Power Corporation, Adversary No. 05-05042-GWZ; and

•	Axion Power International, Inc. v. William M. Noall, in his capacity as Chapter 11 Trustee of Mega-C Power Corporation, and Sally Fonner, as Trustee of the Mega-C Trust, Adversary No. 05-05082-GWZ

The Agreement also provides that all of Mega-C’s right title and interest, if any, in e3 Supercell technology will be transferred to us, together with all assets of Mega-C in our possession and all of Mega-C’s right, title and interest in the stock of Mega-C Technologies, Inc.

Under the terms of the Agreement, we will receive written releases from Mega-C and Noall for (a) all known and unknown claims, potential claims and causes of action that Mega-C or Noall could assert against any signatory to the Agreement and (b) all derivative claims that any of Mega-C’s creditors or stockholders might have the right to assert against any signatory to the Agreement. Under the terms of the Plan, we will receive exculpation from liability for any act or omission in connection with or arising out of the Chapter 11 case, except for liabilities arising from our gross negligence or willful misconduct.

Impact on other litigation

The Agreement does not resolve the case of Lewis “Chip” Taylor, et. al. v. Tamboril Cigar Company, et. al. which names our company, Mega-C and 31 other parties as defendants and is currently pending in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317). However, the Agreement does (a) encompass all disputes arising from our dealings with Mega-C and our purchase of the e3 Supercell technology, (b) release all rights of Mega-C and its creditors and shareholders to pursue derivative claims against our company and our property, and (c) require the Chapter 11 trustee to use his reasonable best efforts to obtain dismissal of the Taylor litigation to the extent that the litigation asserts derivative and other claims that belong to the Chapter 11 estate. We believe the settlement agreement will simplify the resolution of claims asserted in the Taylor litigation, however it is not certain that the Agreement will resolve all of the asserted claims. Future proceedings in the Taylor litigation could have a material adverse impact on our financial condition and the value of our stock.

Impact on Mega-C Trust

Under the Agreement, the Mega-C Trust will continue in existence until the 7,827,500 shares of our common stock that constitute the trust corpus are sold or distributed. The Mega-C Trust will dispose of the shares as follows:

Prior to Plan Effective Date During the period between approval of the Agreement and the Plan effective date, the Mega-C Trust will:

•	sell up to 1,000,000 shares for the purpose of paying allowed administrative, priority and unsecured claims in the Chapter 11 case; and

•
sell or distribute up to 627,500 shares for the purpose of paying trust expenses through the effective date of the Plan, including the compensation claims of its trustee, employees, attorneys and agents.

The sales are not subject to the subsequent confirmation of the Plan and the Mega-C Trust will receive all of the proceeds from the sale of the shares.

The proceeds from the sale of shares for the benefit of the Chapter 11 estate will be deposited in escrow and prior to the confirmation of the proposed plan may only be used to pay approved administrative expenses, including professional fees and costs. Those payments will not be contingent on plan confirmation. Any excess proceeds will be retained in escrow until the effective date of Mega-C’s plan of reorganization.

The proceeds from the sale of shares for the benefit of the Mega-C Trust will be immediately available and the payment of trust expenses will not be contingent on plan confirmation. The Mega-C Trust may elect to distribute shares to its trustee, employees, attorneys, agents and creditors in satisfaction of certain liabilities.

While the Mega-C Trust will have the power to sell our shares in open market transactions, our historical trading volume has not been sufficient to accommodate substantial open-market sales. Therefore, the bulk of the shares will likely be disposed of in block sale transactions for negotiated prices. Our company will pay the expenses of registering the shares and the Mega-C Trust will pay all selling expenses.

On Plan Effective Date On the Plan effective date:

•
the Mega-C Trust will transfer the remaining proceeds from the sale of 1,000,000 shares to a liquidating trust that will use those funds to pay the allowed administrative expenses of the Chapter 11 case and the allowed claims of Mega-C’s creditors;

•	the Mega-C Trust will surrender 1,500,000 shares to us for cancellation;

•	the trust agreement will be amended as provided in the Plan to facilitate implementation of the Plan and minimize adverse tax consequences;

•	a five member governing board consisting entirely of Mega-C shareholders will be appointed to supervise the future activities of the trust; and

•	Ms. Fonner will resign and a new independent trustee selected by the governing board will be appointed.

After Plan Effective Date As promptly as practicable after appointment, the independent trustee will:

•	sell sufficient shares to pay any disputed creditor claims that are resolved in the creditor’s favor;

•	distribute all remaining trust assets to Mega-C’s shareholders in proportion to their allowed equity interests;

We will retain a right of first refusal with respect to any proposed sales of our stock that are neither an open market sale at prevailing prices nor effected in connection with an underwritten offering to the general public. We will not have any power to influence the independent trustee’s future decisions and there is a risk that the independent trustee will distribute shares of our stock to persons we would exclude from stock ownership if we had the power to do so.

Impact on Our Company

Technology Ownership When we purchased the e3 Supercell technology, we recognized the possibility that certain prior license agreements with Mega-C could leave Mega-C with residual rights that might limit or impair our ability to develop and commercialize the e3 Supercell technology. Under the Agreement, all of Mega-C’s claimed rights to and interests in the e3 Supercell technology will be transferred to us.

Facilities and Personal Property In January 2004, Axion (Ontario) agreed to assume certain future payment obligations owed by Mega-C in return for a sub-lease on Mega-C’s research facility and the right to use certain tangible and intangible personal property owned by Mega-C. Under the Agreement, legal possession of the research facility and ownership of the tangible and intangible personal property in our possession will be transferred to us.

Financial Reporting; Results of Operations During the first quarter of 2005, we reported $1.1 million in non-recurring charges associated with an augmentation of the Mega-C Trust that included 500,000 shares of common stock and $100,000 in cash. During the fourth quarter, we negotiated the Agreement, which requires the Mega-C Trust to return 1,500,000 shares to us for cancellation. We have not yet determined the likely impact of these offsetting transactions on our results of operations for the current fiscal year.

Financial Reporting; Financial Position When we created the Mega-C Trust, we could not estimate the likely outcome because of a variety of unknowns including the number of shares that might be returned to us, the amount and type of property that might be received, the time required to resolve questions respecting the identities and interests of the trust beneficiaries and the value of the consideration to be given and received in the future. We have not yet determined the impact of the Agreement on our financial condition, however we believe approval of the Agreement is likely to improve our reported financial position in three areas:

•
Notes receivable. Under the Agreement, our cumulative advances to Mega-C and the Chapter 11 estate will be reduced to a nominal value of $100 and Mega-C’s interests in our e3 Supercell technology and certain tangible personal property will be transferred to us. To recognize the foregoing, our notes receivable balance will be reduced to $100 and our tangible and intangible property accounts will be increased by an offsetting amount.

•
Amortizable assets. We have contributed a total of 7,827,500 common shares to the Mega-C Trust and 1,500,000 shares will be returned to us in connection with the settlement agreement. We did not value the stock issuance on the face of our balance sheet when the Mega-C Trust was established because of various uncertainties associated with the trust agreement and the valuation of our shares. In connection with the settlement agreement, we will be required to account for the fair value of the 6,327,500 shares of common stock in the amortizable assets section of our balance sheet.

•
Stockholders equity. The adjustment to our notes receivable and property accounts arising from the write-down of creditors claims will not impact our stockholders equity. However accounting for the fair value of the 6,327,500 shares of common stock we will have effectively issued to acquire unencumbered title to our e3 Supercell technology is expected to significantly increase our stockholders equity.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.14
Settlement Agreement dated December 12, 2005 between Axion Power International, Inc., William M. Noall, the Chapter 11 Trustee for the Estate of Mega-C Power Corporation, Sally Fonner, the trustee of the Trust for the Benefit of the Shareholders of Mega-C Power Corporation and other named parties.

Exhibit 99.1	Press release dated December 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXION POWER INTERNATIONAL, INC,
December 13, 2005

/s/ Thomas Granville
Thomas Granville
Chief Executive Officer and Director